                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM S-8



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        ARXA INTERNATIONAL ENERGY, INC.
                       --------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                                            13-3784149
(State of Incorporation)                             (I.R.S. Employer I.D. No.)


            530 Wells Fargo Drive, Suite 310, Houston, Texas 77090
            ------------------------------------------------------
            (Address of Principal Executive Offices)    (Zip Code)



                        Newton M&A Consulting Agreement
                        -------------------------------
                           (Full Title of the Plan)

                           L. Craig Ford, President
                       530 Wells Fargo Drive, Suite 310
                             Houston, Texas 77090
                                (281) 444-1088
                                --------------
(Name, address and telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
Title of Each Class of                         Proposed Maximum       Proposed Maximum
Securities to be            Amount to be       Offering Price         Aggregate                 Amount of
Registered                  Registered         Per Unit               Offering Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock
$.001 par value               4,000               $.40                    $1,600                    $.47
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement as required by Rule 457(h), computed upon the basis of the average of the bid and asked price of the securities of the same class as of a recent date pursuant to Rule 457(c).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

     a. ARXA International Energy, Inc.'s ("ARXA" or the "Company") latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed or the Company's effective registration statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     b. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

     c. The description of the Company's common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     The Company's Securities Counsel, Fox Law Offices, P.A., has been partially compensated for legal services by the issuance of 150,000 shares of the Company's common stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes Delaware corporations to indemnify its officers, directors, agents and employees. Under Sections 4.25 through and including 4.28 of the Company's By-Laws, the Company shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other right to which any person may be entitled under any By-law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. Section 4.26 of the Company's By-Laws provides for the indemnification of persons in securities law matters where the indemnified party is successful on the merits, or the claims are dismissed with prejudice, or the claims have been settled with court approval and the court approves the indemnification.


Item 8. EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9. UNDERTAKINGS.

ARXA International Energy, Inc.  hereby undertakes:

(1) To file during any period in which offers or sales are being made, post-effective amendments(s) to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                 EXHIBIT INDEX

5.21  Opinion of Richard C. Fox, Esq.

10.5 Newton M&A Consulting Agreement included in the S-8 registration statement filed with the Securities and Exchange Commission on May 18, 1998 is incorporated herein by reference

24.23 Consent of Richard C. Fox, Esq.
      (contained in Exhibit 5.21)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, April 27, 1999.

                    ARXA INTERNATIONAL ENERGY, INC.


                    By: /s/ L. Craig Ford
                       ----------------------------------
                      L. Craig Ford
                      President/CEO

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE          DATE
---------                         -----          ----


 /s/ L. Craig Ford            President/CEO,    4/27/99
----------------------------
L. Craig Ford                 Director


 /s/ L. Craig Ford            Treasurer/CFO     4/27/99
----------------------------
L. Craig Ford


/s/ Dennis P. McGrath        Controller         4/27/99
---------------------------
Dennis P. McGrath


/s/ Dennis P. McGrath        Director           4/27/99
---------------------------
Dennis P. McGrath


/s/Gregory A. Stephens       Director           4/27/99
---------------------------
Gregory A. Stephens


/s/Robert G. Farris, Sr.     Director           4/27/99
---------------------------
Robert G. Farris, Sr.


/s/ Larry R. Keeler          Director           4/27/99
---------------------------
Larry R. Keeler